Exhibit 4.11

BLACK RIDGE OIL & GAS, INC.

UP TO 431,819,910 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE RIGHTS
TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, custodian bank or other nominee holder (the “Nominee Holder”) of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (the “Shares”) of BLACK RIDGE OIL & GAS, INC. (the “Company”), pursuant to the rights offering described in the Company’s prospectus, dated August 3, 2017(the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights to subscribe for the number of Shares specified below under the subscription right, the terms of which are described further in the Prospectus, listing separately each exercised subscription right as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION RIGHT

____________________________________________ Name of Broker, Custodian Bank or Other Nominee

By:	____________________________________ Authorized Signature

Name:	____________________________________
(please type or print)
Provide the following information if applicable:

________________________________________________

Depository Trust Company (“DTC”) Participant Number

________________________________________________

Participant

By:	_________________________

Name:	_________________________

Title	_________________________